SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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ALLIANCE BANCSHARES CALIFORNIA

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ALLIANCE BANCSHARES CALIFORNIA
100 Corporate Pointe
Culver City, CA 90230

April 27, 2007

Dear Shareholders:

We cordially invite you to attend the 2007 Annual Meeting of Shareholders. The meeting will be held on Friday, May 25, 2007 at 10:00 a.m. at the Four Points Sheraton Hotel, 5990 Green Valley Circle, Culver City, California.

We have enclosed the Notice of the 2007 Annual Meeting of Shareholders, the Proxy Statement, a proxy card and a postage prepaid return envelope, a copy of our Form 10-K filed with the Securities and Exchange Commission and a copy of our 2006 Summary Annual Report to Shareholders.

At the meeting, you will be asked to elect ten directors and to ratify our selection of McGladrey & Pullen, LLP as our independent auditors for the fiscal year ending December 31, 2007. We will also report on our performance in 2006 and answer your questions regarding Alliance Bancshares.

We look forward to seeing you at the meeting.

Sincerely,

Curtis S. Reis
Chairman of the Board
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
ELECTION OF DIRECTORS
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
CODE OF ETHICS
REPORT OF THE AUDIT COMMITTEE
SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
OTHER MATTERS
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

ALLIANCE BANCSHARES CALIFORNIA
100 Corporate Pointe
Culver City, CA 90230

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held Friday, May 25, 2007

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Alliance Bancshares California will be held on Friday, May 25, 2007 at 10:00 a.m. (California time) at the Four Points Sheraton Hotel, 5990 Green Valley Circle, Culver City, California.

At the Annual Meeting we will ask you to:

1. Elect ten directors to serve for a term of one year and until their successors are elected and qualified. The persons nominated by the Board of Directors (Michael L. Abrams, Robert H. Bothner, Lyn S. Caron, Blair A. Contratto, Willie D. Davis, Daniel T. Jackson, Curtis S. Reis, D. Gregory Scott, Andrew A. Talley and Robert H. Thompson) are described in the accompanying Proxy Statement;

2. Ratify the selection of McGladrey & Pullen, LLP as independent auditors for the fiscal year ending December 31, 2007; and

3. Transact any other business that may properly be presented at the meeting.

If you owned Common Stock of Alliance Bancshares California on April 16, 2007, the record date, you are entitled to attend and vote at the meeting.

With regard to the election of directors, the Bylaws of Alliance Bancshares provide for the nomination of directors in the following manner:

“Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of the shareholders called for the election of directors: or (ii) ten (10) days after the date of the mailing of the notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee of the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of elections shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as director between the last day for giving notice in accordance with this paragraph and the date of the election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.”

By Order of the Board of Directors,

Michael L. Abrams
Corporate Secretary

April 27, 2007

IMPORTANT

THE PROMPT RETURN OF YOUR SIGNED PROXY WILL BE HELPFUL IN REDUCING EXPENSES INCIDENT TO OUR SOLICITATION OF PROXIES.

ALLIANCE BANCSHARES CALIFORNIA

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be held Friday, May 25, 2007

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement and proxy card?

We sent you this Proxy Statement and the enclosed proxy card because you own shares of Alliance Bancshares California. This Proxy Statement, which is furnished by the Board of Directors of Alliance Bancshares California, provides you with information that will help you to cast your vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

When you sign the proxy card, you appoint each of Lyn S. Caron and Michael L. Abrams, Directors of Alliance Bancshares, as your representatives at the Annual Meeting (your proxies). Ms. Caron and Mr. Abrams will vote your shares at the Annual Meeting, as you have instructed them on your proxy card(s). If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Ms. Caron and Mr. Abrams will vote your shares, under your proxy, in accordance with their best judgment.

We began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on April 30, 2007 to all shareholders entitled to vote. Shareholders who owned Common Stock on April 16, 2007 (the record date) are entitled to vote. On the record date, there were 6,165,879 shares of Common Stock outstanding. This is our only class of voting stock outstanding.

We have enclosed our 2006 Summary Annual Report to Shareholders and our Form 10-K filed with the Securities and Exchange Commission, which includes our financial statements. The Summary Annual Report and Form 10-K are not to be considered part of the soliciting materials.

What am I voting on?

We ask you to vote on the election of ten directors and our selection of independent auditors for 2007. The sections entitled “Election of Directors” and “Ratification of the Selection of Independent Auditors” give you more information on these proposals.

At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the shareholders at the Annual Meeting.

How many votes do I have?

You have one vote for each share of our Common Stock. In the election of directors, you may be permitted to “cumulate” your votes.

What is “cumulative voting”?

Cumulative voting is a manner of voting in the election of directors in which each shareholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the shareholder would have on a single matter. The number of votes a shareholder has on a single matter is the number of shares of Common Stock held by the shareholder. For example, if you hold 1,000 shares of Common Stock, you are entitled to 10,000 total votes in the election of directors (ten — the number of directors — multiplied by one vote per share of Common Stock, or 10,000 votes). A shareholder may use all of his or her votes for one nominee, or may distribute his or her votes among two or more nominees as the shareholder sees fit. No shareholder may cumulate votes unless at least one shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes.

Ms. Caron and Mr. Abrams (your proxies) may, in their discretion, cumulate votes for shares with respect to which they have proxies.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes have no effect on the election of directors or the ratification of the selection of independent auditors.

How can I vote?

You may vote by mail

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors identified in this Proxy Statement and FOR the ratification of our selection of independent auditors.

You may vote in person at the meeting

You may attend the Annual Meeting and vote in person. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Otherwise, we cannot count your votes.

May I revoke my proxy?

If you have returned your signed proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	You may send in another proxy with a later date;

•	You may notify our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

How will shares I hold in street name be voted?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority to vote customers’ shares on certain “routine” matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each account. Please sign and return all proxy cards to ensure that all your shares are voted.

How many votes may be cast at the Annual Meeting?

Based on the number of shares of Common Stock outstanding on the record date, up to 6,165,879 votes may be cast on any matter.

How many shares do you need to hold the Annual Meeting (what are the quorum requirements)?

Shares representing a majority of our outstanding votes on the record date of April 16, 2007 must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Accordingly, a quorum will be 3,082,940 shares.

Shares are counted as present at the meeting if the stockholder either:

•	is present at the meeting; or

•	has properly submitted a proxy card.

Who nominates individuals for election to the Board of Directors?

Our bylaws state that nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock. Nominations, other than those made by the Board of Directors, must be made in writing. If you wish to make such nominations, your notice must be received by the President of Alliance Bancshares by no later than 21 days prior to the Annual Meeting or ten days after the Notice of Annual Meeting is sent to shareholders. The complete requirements for nominations are set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

If nominations to the Board of Directors are not made as outlined above, the Chairman of the meeting must disregard the nominations and instruct the inspectors of election to disregard all votes cast for such nominees.

How many votes must the director nominees have to be elected?

The ten nominees receiving the highest number of votes will be elected as directors. This number is called a plurality. If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

How many votes are required to ratify the selection of auditors?

The selection of McGladrey & Pullen, LLP will be ratified if a majority of the votes cast on the selection are in favor of ratification.

Who pays the costs of soliciting these proxies?

We pay for distributing and soliciting proxies and reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to shareholders. Our directors, officers and regular employees may solicit proxies in person, through mail, telephone or other means. We do not pay those individuals additional compensation for soliciting proxies.

ELECTION OF DIRECTORS

Our bylaws state that the Board of Directors will consist of not less than six directors nor more than eleven directors, with the exact number fixed from time to time by the Board of Directors or by the shareholders. The Board of Directors has fixed the number of directors at ten as of the Annual Meeting.

The Board of Directors has nominated the ten current directors for re-election. Each nominee has indicated that he or she is willing to serve as a director. If any nominee is unable to serve or for good cause will not serve, Ms. Caron or Mr. Abrams (your proxies) may vote for another nominee proposed by the Board of Directors or the Board of Directors may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, the Board of Directors may fill the vacancy. It is presently intended that all directors elected at the Annual Meeting will also serve as directors of Alliance Bank.

Information About the Nominees

The following information is provided regarding the nominees.

		Year First
		Elected or
		Appointed
	Age at	Director of
Name	4/16/07	Bancshares/Bank	Principal Occupation

Michael L. Abrams	62	2000/1980	Mr. Abrams is an attorney specializing in family law. Since 1991, he has conducted his practice as the owner of a law firm known as the Law Offices of Michael L. Abrams which became a Professional Corporation in 2006.
Robert H. Bothner	78	2000/1989	Mr. Bothner was in the securities business from 1956 to 1988, and served as Chairman of Sutro & Co., Inc., a securities dealer and investment banking firm, from July 1986 until his retirement on December 31, 1988.
Lyn S. Caron	62	2000/1986	Ms. Caron has been with Alliance Bank since 1980, including serving as an Executive Vice President since 1999 and has been the manager of the Los Angeles Regional Banking Center since 2003. She has also been an Executive Vice President of Alliance Bancshares since it was formed in 2001.
Blair A. Contratto	51	2006	Ms. Contratto was the Chief Executive Officer of Little Company of Mary Health Services, a member of Providence Health Systems, Torrance, California from 1999 to 2006 and was employed with that organization for over twenty years.
Willie D. Davis	70	2000/1979	Mr. Davis is, and has been since 1977, President of All Pro Broadcasting, Inc., owner-operator of radio stations KCXX-FM in San Bernardino, California, KATY-FM in Temecula, California and WZI-FM, WLUM-FM and WMCS-AM in Milwaukee, Wisconsin. Mr. Davis is a member of the Board of Directors of Sara Lee Corporation, MGM Mirage and Manpower, Inc. Mr. Davis also serves as a trustee emeritus of the University of Chicago and Marquette University.
Daniel T. Jackson	48	2006	Mr. Jackson has been employed by Alliance Bank since 1997, and was appointed Executive Vice President and Chief Credit Officer of Alliance Bank in 1999 and President/Chief Operating Officer in 2005. Mr. Jackson was appointed as Executive Vice President and Chief Credit Officer of the Company in connection with its formation in 2001 and President/Chief Operating Officer in 2005.

		Year First
		Elected or
		Appointed
	Age at	Director of
Name	4/16/07	Bancshares/Bank	Principal Occupation

Curtis S. Reis	72	2000/1986	Mr. Reis has been Chief Executive Officer of Alliance Bancshares since it was formed in 2001 and was President from 2001 until October 31, 2005. He has also served as Chief Executive Officer of Alliance Bank since 1986 and Chairman of Alliance Bank since 1991. Mr. Reis has been a commercial banker for over 45 years, 24 of which were with Bankers Trust Company, New York City, and six years with Crocker Bank, Los Angeles. Mr. Reis served as a director of the California Bankers’ Association for over 12 years, and is a past Chairman.
D. Gregory Scott	51	2000/1990	Mr. Scott is a certified public accountant who has been a self-employed investor since 1998. Mr. Scott is a Director and Chairman of the Audit Committee of Bridgford Foods, Inc.
Andrew A. Talley	51	2003/2003	Mr. Talley has been President of Talley & Company, Certified Public Accountants, located in Orange, California, since 1989. He is a certified public accountant and an attorney.
Robert H. Thompson	70	2000/1986	Mr. Thompson has owned the Hal Thompson Company, a commercial and industrial real estate brokerage firm in the Los Angeles metropolitan area, for more than the past five years.

Director Independence

Our Board of Directors has determined each of the following directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market Marketplace Rules: Michael L. Abrams, Robert H. Bothner, Blair A. Contratto, Willie D. Davis, D. Gregory Scott, Andrew A. Talley and Robert H. Thompson. Under this definition, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Because our Common Stock is not listed in the NASDAQ Stock Market or on any other securities exchange, the Company is not subject to the NASDAQ Stock Market Marketplace Rules or comparable rules of any securities exchange regarding director independence.

Board Meetings

The Board of Directors met twelve times during 2006. No director attended less than 75% of all meetings held in 2006 (during the period he or she served as director) of the Board of Directors and committees on which he or she served.

Board Committees

The following information is provided regarding certain Board committees standing during 2006.

Audit Committee.  The members of the Audit Committee in 2006 are Messrs. Scott (Chairman), Talley and Bothner. The Audit Committee held ten meetings during 2006. The functions of the Audit Committee and its activities during 2006 are described below under the heading “Report of the Audit Committee.”

The Board of Directors has determined that Mr. Scott is an “audit committee financial expert” as that term is defined in Regulation S-K of the Securities and Exchange Commission. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 and under the rules of the NASD (although such rules are not applicable to Alliance Bancshares because our Common Stock is not listed on the NASDAQ Stock Market or any national securities exchange).

The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter was attached to the 2005 Proxy Statement.

Compensation and Nominating Committee.  The members of the Compensation and Nominating Committee are Messrs. Davis (Chairman), Bothner, Talley and Abrams and Ms. Contratto. Each member of the Compensation and Nominating Committee is “independent” within the meaning of the NASDAQ Stock Market Marketplace Rules. The Compensation and Nominating Committee met eight times during 2006.

The purposes of the Compensation and Nominating Committee are to: (i) review not less than annually the performance and compensation of our executive officers; (ii) make recommendations to the Board of Directors regarding the compensation of our executive officers; (iii) establish the amount and criteria for bonuses; (iv) recommend to the Board of Directors individuals to fill vacancies created by the resignation of directors or the expansion of the Board of Directors; and (v) recommend the slate of directors to be nominated by the Board of Directors for election at annual meetings of shareholders. The Compensation and Nominating Committee operates under a written charter that the Board of Directors adopted in December 2005. A copy of the current charter was attached to the 2006 Proxy Statement.

For a discussion of the processes and procedures that the Compensation and Nominating Committee uses in connection with considering executive compensation, see “Executive Compensation.”

The Compensation and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors. The Compensation and Nominating Committee believes that members of the Board of Directors should have the highest professional and personal ethics and values. When considering candidates for director, the Compensation and Nominating Committee takes into account a number of factors in addition to the foregoing, including the following:

•	Judgment, skill, integrity and reputation;

•	Experience at policy-making level in business, government or education;

•	Experience in banking and the businesses targeted by us for lending and deposit relationships;

•	Independence from management;

•	Willingness to devote the required amount of time to perform duties and responsibilities of a director and a commitment to enhancing shareholder value;

•	Willingness to represent the interests of all shareholders;

•	Existing commitments to other businesses;

•	Actual or potential conflicts of interest with other pursuits;

•	Corporate governance background;

•	Financial and accounting background, to enable the Compensation and Nominating Committee to determine whether the candidate would be suitable for Audit Committee membership;

•	Executive compensation background, to enable the Compensation and Nominating Committee to determine whether the candidate would be suitable for membership on the Compensation and Nominating Committee; and

•	Size and composition of the existing Board of Directors.

The Compensation and Nominating Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board of Directors at a given point in time, and not all of the above factors are weighted equally. The Compensation and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Compensation and Nominating Committee will periodically assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or other factors. If vacancies are anticipated, or otherwise arise, or the size of the Board of Directors is expanded, the Compensation and Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Compensation and Nominating Committee through current Board members or management, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Compensation and Nominating Committee, and may be considered at any point during the year.

The Compensation and Nominating Committee will consider candidates for directors recommended by shareholders who follow the proper procedures in submitting the recommendation. To be considered for election at an annual meeting, the recommendation must be submitted no later than January 31 of the year in which the meeting will be held. The recommendation must by in writing addressed to the Corporate Secretary and must include the following: (i) a statement that the writer is a stockholder and is proposing a candidate for consideration by the Compensation and Nominating Committee; (ii) name and contact information for the candidate; (iii) a statement of the candidate’s business and educational experience; (iv) information regarding each of the factors listed above (other than the factor regarding board size and composition) sufficient to enable the Compensation and Nominating Committee to evaluate the candidate; (v) a statement detailing any relationship between the candidate and any competitor of Alliance Bancshares and its subsidiaries; (vi) detailed information about any relationship or understanding between the writer and the candidate; and (vii) statement that the candidate is willing to be considered and is willing to serve as a director if nominated and elected.

Stockholders may personally nominate directors at an annual meeting by following the procedures for stockholder nominations set forth in the Bylaws, which are set forth under “Information about the Annual Meeting and Voting — Who nominates individuals for election to the Board of Directors?”

Compensation Committee Interlocks and Insider Participation

No person who served on the Compensation Committee in 2006 was during the year or previously an officer or employee of the Company or had a relationship with the Company requiring disclosure under Item 404 of Regulation S-K. Further no interlocking relationship exists between any member of the Board of Directors and any member of any other company’s board of directors or compensation committee.

Compensation of Directors

The following table provides information concerning the compensation of our directors for services as director in 2006:

Director Compensation(1)

	Fees Earned
	or Paid in	Option
Name	Cash ($)	Awards ($)(2)	Total ($)

Michael L. Abrams	$28,000	$6,100	$34,100
Robert H. Bothner	41,800	4,800	46,600
Blair A. Contratto	11,000	—	11,000
Willie D. Davis	25,500	6,100	31,600
D. Gregory Scott	41,000	6,100	47,100
Andrew A. Talley	29,000	10,800	39,800
Robert H. Thompson	32,800	6,100	38,900

(1)	Directors who are also employees (Lyn S. Caron, Daniel T. Jackson and Curtis S. Reis) receive no separate compensation for services as director. See “Executive Compensation” for information concerning compensation paid to these employees.

(2)	The amounts shown are the amounts of compensation expense recognized by us in 2006 relating to the vesting of stock options, as described in Financial Accounting Standards No. 123R. Non-employee directors hold options to purchase the following numbers of shares of Common Stock as of December 31, 2006.

Number of Shares
Director	Underlying Options

Michael L Abrams	16,000
Robert H. Bothner	11,000
Blair Contratto	5,000
Willie D. Davis	16,000
D. Gregory Scott	6,000
Andrew A. Talley	11,000
Robert H. Thompson	6,000

Alliance Bancshares does not pay cash fees to its directors but from time to time grants options to its non-employee directors under its stock plans. In 2006, options to purchase an aggregate of 11,000 shares of the Company’s common stock were granted to non-employee directors.

Alliance Bank compensates its non-employee directors. In 2006 Alliance Bank paid non-employee directors an annual retainer of $12,000, a fee of $1,000 for each Board of Directors meeting attended and a fee of $500 for each Board committee meeting attended ($1,000 for the Chairman of the Audit Committee for each Audit Committee meeting attended). Effective on July 1, 2007, Alliance Bank will increase the fees payable to its non-employee directors to an annual retainer of $15,000, a fee of $1,500 for each Board of Directors meeting attended and a fee of $750 for each Board committee meeting attended ($1,500 for the Chairman of the Audit Committee for each Audit Committee meeting attended).

Director Attendance at Annual Meetings

We typically schedule a board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid business or personal conflict. All of the directors attended our 2006 Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the Board nominees.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

McGladrey & Pullen, LLP audited our financial statements for the years ended December 31, 2006 and 2005. We expect a representative from McGladrey & Pullen, LLP will be present at the Annual Meeting. We will provide the representative with the opportunity to make a statement if desired and to respond to appropriate questions by shareholders.

We paid the following fees to McGladrey & Pullen, LLP in 2005 and 2006:

	2005	2006

Audit fees	$170,000	$175,000
Audit-related fees	2,000	4,000
Tax fees	26,500	16,000
All other fees(1)	2,000	—

(1)	Includes review of 8-Ks and consents for Form S-8.

It is the policy of the Audit Committee that it must pre-approve all audit and non-audit services by the independent auditor. The Audit Committee has delegated to the Chairman of the Committee the authority to approve certain non-audit services. All of the services performed by McGladrey & Pullen, LLP in 2005 and 2006 were pre-approved by the Audit Committee.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the ratification of the selection of McGladrey & Pullen LLP as our independent auditors for the year ending December 31, 2007.

The ratification of the selection of McGladrey & Pullen, LLP requires the affirmative vote of the holders of a majority of the number of shares voting on this matter. If the shareholders do not ratify the selection, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting other independent auditors for 2007. Because of the difficulty and expense of substituting accounting firms, it is the intention of the Audit Committee that the appointment of McGladrey & Pullen, LLP for the year 2007 will stand unless, for a reason other than the adverse vote of the shareholders, the Audit Committee deems it necessary or appropriate to make a change. The Audit Committee also retains the power to appoint another independent auditor at any time or from time to time if it determines it is in our best interests.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information as of the record date regarding the Common Stock, the 7% Series A Non-Cumulative Convertible Preferred Stock (the “Series A Preferred”) and the 6.82% Series B Non-Cumulative Convertible Preferred Stock (the “Series B Preferred”) beneficially owned by: (i) each person we know to beneficially own more than 5% of the outstanding Common Stock; (ii) each of our directors and nominees for director; (iii) each of our executive officers named in the Summary Compensation Table included in this Proxy Statement; and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

	Common			Series A		Series B
	Stock			Preferred		Preferred
Name and Address of	Beneficially		Percent of	Beneficially	Percent of	Beneficially	Percent of
Beneficial Owner(1)	Owned		Class	Owned	Class	Owned	Class

Michael L. Abrams	122,350	(2)	2.0%	10,000	1.4%	6,100	0.9%
Robert H. Bothner	130,403	(3)	2.1	7,000	1.0	6,000	0.9
Lyn S. Caron	117,600	(4)	1.9	5,000	0.7	6,000	0.9
Blair A. Contratto	—		—	—	—	—	—
Willie D. Davis	560,373	(5)	9.1	14,000	1.9	6,000	0.9
Daniel T. Jackson	51,000	(6)	0.8	2,500	0.3	2,000	0.3
Curtis S. Reis	938,845	(7)	15.2	9,000	1.2	4,000	0.6
D. Gregory Scott	143,671	(8)	2.3	10,000	1.4	10,000	1.5
Andrew A. Talley	19,000	(9)	0.3	10,000	1.4	6,000	0.9
Robert H. Thompson	300,909	(10)	4.9	5,000	0.7	20,000	3.0
Daniel L. Erickson	14,450	(11)	0.2	2,500	0.3	2,000	0.3
David C. Holmes	1,000	(12)	—	—	—	—	—
Pamela Reis	807,830	(13)	13.0	15,000	2.0	2,000	0.3
c/o Curtis Reis 100 Corporate Pointe Culver City 90230
All directors and executive officers as a group (13 persons)	2,399,601	(14)	37.7	75,000	10.2	68,100	10.2

(1)	The business address of each director and executive officer is c/o Alliance Bancshares California, 100 Corporate Pointe, Culver City, California 90230.

(2)	Includes: (i) 11,000 shares that may be acquired upon exercise of options: (ii) 10,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 6,100 shares that may be acquired upon conversion of the Series B Preferred.

(3)	Includes: (i) 7,000 shares that may be acquired upon exercise of options; (ii) 7,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 6,000 shares that may be acquired upon conversion of the Series B Preferred.

(4)	Includes: (i) 21,000 shares that may be acquired upon exercise of options; (ii) 5,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 6,000 shares that may be acquired upon conversion of the Series B Preferred.

(5)	Includes: (i) 11,000 shares that may be acquired upon exercise of options; (ii) 14,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 6,000 shares that may be acquired upon conversion of the Series B Preferred.

(6)	Includes: (i) 12,000 shares that may be acquired upon exercise of options; (ii) 2,500 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 2,000 shares that may be acquired upon conversion of the Series B Preferred.

(7)	Includes 766,330 shares, including 9,000 shares that may be acquired upon conversion of the Series A Preferred and 4,000 shares that may be acquired upon conversion of the Series B Preferred, held by the Reis Family Trust, with respect to which Mr. Reis shares voting and investment power with his spouse, Pamela Reis, as co-trustee.

(8)	Includes: (i) 1,000 shares that may be acquired upon exercise of options; (ii) 10,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 10,000 shares that may be acquired upon conversion of the Series B Preferred.

(9)	Includes: (i) 3,000 shares that may be acquired upon exercise of options; (ii) 10,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 6,000 shares that may be acquired upon conversion of the Series B Preferred.

(10)	Includes: (i) 1,000 shares that may be acquired upon exercise of options; (ii) 10,000 shares owned by a partnership of Mr. Thompson and his children; (iii) 5,000 shares that may be acquired upon conversion of the Series A Preferred; and (iv) 20,000 shares that may be acquired upon conversion of the Series B Preferred.

(11)	Includes (i) 1,000 shares that may be acquired upon exercise of options; (ii) 2,500 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 2,000 shares that may be acquired upon conversion of the Series B Preferred.

(12)	Represents shares that may be acquired upon exercise of options.

(13)	Includes: (i) 6,000 shares that may be acquired upon conversion of the Series A Preferred; (ii) 2,000 shares that may be acquired upon conversion of the Series B Preferred; and (iii) 766,330 shares, including 9,000 shares which may be acquired upon conversion of the Series A Preferred and 4,000 shares that may be acquired upon conversion of the Series B Preferred, held by the Reis Family Trust, with respect to which Ms. Reis shares voting and investment power with her spouse, Curtis S. Reis, as co-trustee (the shares under (iii) are the same 766,330 shares described in footnote (7) as beneficially owned by Mr. Reis).

(14)	Includes: (i) 77,000 shares that may be acquired upon exercise of options; (ii) 75,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 68,100 shares that may be acquired upon conversion of the Series B Preferred.

COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% shareholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Common Stock and to provide us with copies of the reports. Based on our review of these reports, we believe that all of these persons have filed all required reports on a timely basis in 2006 except that director Blair Contratto did not timely file a Form 3 upon appointment as a director or a Form 4 upon receiving an option under the 2005 Equity Incentive Plan.

EXECUTIVE OFFICERS

Our executive officers are Curtis S. Reis, Daniel T. Jackson, Lyn S. Caron, Daniel L. Erickson, David C. Holmes and Jeffrey D. Hamilton. Biographical information concerning Mr. Reis, Mr. Jackson and Ms. Caron are included under the section “Election of Directors.”

Mr. Erickson (age 62), who is a certified public accountant, was appointed Executive Vice President and Chief Financial Officer of Alliance Bancshares California and Alliance Bank in 2002. From 1998 to 2002 he was the Executive Vice President and Chief Financial Officer of Pacific Mercantile Bank, Costa Mesa, California.

Mr. Holmes (age 65) was appointed Executive Vice President/Regional Banking Centers in 2005. Mr. Holmes has been employed with the Company since 1998 as Senior Vice President and Regional Manager of the Orange County Regional Office.

Mr. Hamilton (age 58) was appointed Executive Vice President and Chief Credit Officer effective May 1, 2006. Mr. Hamilton was employed at Orange County Business Bank from October 2002 to January 2006 as Executive Vice President and Chief Credit Officer and at Omni Bank prior to that as Executive Vice President and Chief Credit Officer.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The primary objectives of our executive compensation programs are to attract, retain and motivate the best possible executive talent. The focus is to tie short and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives and to align executive incentives with the creation of shareholder value.

The Board of Directors determines executive compensation based on recommendations by the Board’s Compensation and Nominating Committee. The Compensation and Nominating Committee believes that executive compensation should be closely tied to our financial and operational performance, as well as to the individual performance and responsibility level of the executives. For this reason, under our annual cash bonus program, executive officers can receive a material part of their annual compensation based on our operating results. The Compensation and Nominating Committee also believes that executive compensation should contain an equity-based component, in order to more closely align executive interests with those of stockholders, and that the equity-based component should have meaningful conditions that will encourage valued employees to remain in our employ. Within these guiding principles, the Compensation and Nominating Committee attempts to strike an appropriate balance among these various elements of compensation, including salary, bonus, long-term incentives and other forms of compensation.

We do not have a written employment agreement with any executive officer.

The following discussion is directed primarily to the compensation of the five executive officers identified in the summary compensation table under “Summary Compensation Table” (the “Named Executive Officers”).

Process for Determining Executive Compensation

In order to make its recommendations to the Board of Directors, the Compensation and Nominating Committee considers the recommendations of the Chief Executive Officer (who makes compensatory recommendations for all executive officers other than for himself and the President/Chief Operating Officer), reviews third-party compensation surveys and may from time to time consult with independent compensation consultants. The Compensation and Nominating Committee reviews and considers the total compensation package provided to each executive officer, including salaries, bonuses, long-term incentive awards and perquisites, and makes its compensation recommendations consistent with its guiding principles of fairness to employees, retention of talented executives and fostering improved performance to benefit our stockholders.

In considering executive compensation for 2006, the Compensation and Nominating Committee reviewed information from the SNL Executive Compensation Review of banks and thrifts with assets between $500 million and $1 billion and the annual compensation and benefit surveys conducted by the California Bankers Association. In addition, in the first quarter, we retained ECG Group, a compensation consulting firm, to conduct a survey of executive compensation in a defined peer group of thirteen companies that the consultant considered to be comparable to us for such purposes. The surveyed companies were selected from publicly traded banks or bank holding companies operating in southern California based on: (i) similarity of their product lines to ours; (ii) comparability to us based on size, as measured through annual revenue, market capitalization and other financial measures of organizational scope and complexity; and (iii) the competitive market for executive talent. The compensation consultant firm’s report provided the Compensation and Nominating Committee with performance comparisons and our relative ranking in all pay categories and offered recommendations regarding program changes and refinements.

We also utilize Compease, a salary planning and compensation administration software package developed by Koker Goodwin and Associates, in determining salaries. A job grade is determined by the software for all employees, including executives, based on a numerical assignment given to eight different factors — experience, education, managerial responsibility, interpersonal skills, independent judgment, mental process, organizational impact and organizational restraint, all of which are weighted by the system. Each job grade is then assigned a minimum, midpoint and maximum salary range based on regional survey information obtained by Koker Goodwin from a wide variety of government, association and private salary databases. The salary ranges are updated annually by Koker Goodwin and audited independently by an outside consultant every three years. We monitor the ratio of individual salaries to the market rate at the department, branch and company level to determine how our employees are paid relative to the market and to assist in the development of compensation plans.

Components of Executive Compensation

Base Salary.  Each executive officer receives a base salary. In general, the base salaries of our executive officers as a group are within the median range of salaries based on the salary surveys and other information available to us. However, each particular executive officer’s base salary may be higher or lower than the median range based on time of service with us, duties and responsibilities, the importance of the position and role with us, and past performance.

The Compensation and Nominating Committee generally evaluates executive salaries annually as of May 1. Salaries may be increased at other times based on special circumstances, such as a change in job responsibility or other material event. In 2006, the Board of Directors increased the base salaries of the President/Chief Operating Officer, from $178,000 to $200,000, the Executive Vice President and Chief Financial Officer from $140,000 to $160,000 and the Executive Vice President, Commercial Banking from $135,000 to $150,000. These increases were effective as of January 1, 2006 and were based on the recommendation of the Compensation and Nominating Committee as the Committee determined that the base salaries of these officers were below the median range of our peer group. Salaries of the Named Executive Officers were also increased as of May 1, 2006, based on the recommendation of the Compensation and Nominating Committee, which in turn was based on recommendations from the Chief Executive Officer (other than for himself and the President/Chief Operating Officer), third-party salary surveys and consultation with the compensation consulting firm.

Annual Cash Bonus.  All of our executive officers and most of our employees are eligible to participate in our annual cash bonus program. At the beginning of the year, the Compensation and Nominating Committee meets with senior management to review and approve the formula for calculating a bonus plan pool and to determine participation eligibility. The bonus pool is tied to our return on equity that is subsequently adjusted upward or downward based on the actual achievement of five specific corporate goals (earnings growth, asset growth, credit quality, regulatory ratings and diluted earnings per share growth). The bonuses for the Chief Executive Officer and the President/Chief Operating Officer are set as a percentage of the pool. The bonuses for the other executive officers and non-executive employees are generally based on the level of achievement of the corporate, department and individual performance goals. Participation level targets for designated positions begin at 10% and range from 20% to 45% for executive officers other than the Chief Executive Officer and the President/Chief Operating Officer.

We generally fix the target bonuses for our executive officers at amounts such that if we achieve our targeted operating results, their total compensation for the year would place them above the median compensation of executive officers in our peer group. Extraordinary operating results could result in their being among the highest paid for their position in our peer group. Correspondingly, they may earn less than the median range if we fail to achieve targeted operating results. We believe that this type of bonus program aligns our executive officers with the interests of our shareholders.

Long-Term Incentives.  Long-term incentive awards are designed to:

•	focus attention on building sustained stockholder value through meeting longer-term financial and strategic goals;

•	encourage employees to remain in our employ, in part by increasing the duration of continued employment required to attain the awards even if the financial and strategic goals are otherwise met;

•	link management’s financial success to that of the stockholders via equity plan participation of our key employees;

•	balance long-term with short-term focus and decision making; and

•	encourage and create executive ownership of our stock.

For more than the past five years, the only form of long-term incentive awards paid to executive officers has been stock options granted under our equity incentive plans. We currently have one plan, our 2005 Equity Incentive Plan (the “2005 Plan”).

The 2005 Plan provides for the issuance of up to 450,000 shares of Common Stock (or Common Stock equivalents) to our directors, employees, consultants and advisors. The purpose of the 2005 Plan is to encourage selected employees, directors, consultants and advisors to accept and continue employment with us and to increase their interest in our welfare with the ability to participate in the growth of the value of our Common Stock. The 2005 Plan may be administered by either our Board of Directors or, at the discretion of our Board, a committee of our Board (the “Administrator”). The Plan will terminate on March 24, 2015.

The Administrator may authorize the following types of awards under the 2005 Plan: (1) the grant of “incentive” stock options, which are options intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (“ISOs”); (2) the grant of options which do not meet those requirements (“Non-Qualified Options”); (3) the sale of Common Stock (“Restricted Stock”); and (4) the grant of stock appreciation rights (“SARs”). No person may receive options, SARs or Restricted Stock in any 12-month period for more than 100,000 shares.

The exercise price of any option, or the base value of any SAR, may not be less than the fair market value of the Common Stock on the date of grant (110% of the fair market value for options granted to 10% shareholders). No option or SAR may be exercised more than 10 years after the date of grant (five years with respect to options granted to 10% shareholders). No option may be transferred or assigned without the consent of the Administrator except by will or the laws of descent and distribution. The exercise price of options may be paid in cash or, with the consent of the Administrator, by a full recourse promissory note, delivery of other shares of Common Stock (including shares acquired upon exercise of the related options), or by cashless exercise, subject to applicable regulations.

Restricted Stock may be sold at a sales price not less than the fair market value of the Common Stock on the date of sale. The Administrator determines the terms and conditions of the sale, including the consideration for the Restricted Stock, which may include cash, promissory notes and services.

We generally grant options only at the Board meetings held in May and October. The Board of Directors makes these grants based on recommendations by the Compensation and Nominating Committee. In order to make its recommendations, the Compensation and Nominating Committee considers the proposed option grants submitted by the Chief Executive Officer for each executive officer other than himself and the President/Chief Operating Officer. The Compensation and Nominating Committee considers each executive officer’s contribution to our success, taking into consideration competitive grant levels and total options that would be outstanding as a percentage of shares outstanding.

See “Plan Based Awards” for information regarding options granted in 2006.

Other.  Our executive officers also receive some nonsalary-based compensation. In 2006, this compensation included car allowances for two executive officers required to travel extensively among branch offices and on customer calls and property inspections, matching contributions to 401(k) retirement accounts, and participation in benefit plans available to most employees, such as health and life insurance.

In addition, all employees, including executive officers, are eligible to participate in our sales incentive program. Under that program, employees generating new loan or deposit business receive on a quarterly basis a percentage of the loan commitment, average quarterly deposit balances and/or fee income from the new customers.

For information regarding the amount of other compensation for the Named Executive Officers for 2006 (excluding premiums for employee benefit plans available to most employees), see “All Other Compensation” in the Summary Compensation Table.

Report of Compensation and Nominating Committee

The Compensation and Nominating Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation and Nominating Committee’s review of and the discussion with management with respect to the Compensation Discussion and Analysis, the Compensation and Nominating Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation and Nominating Committee.

Willie D. Davis, Chairman
Michael L. Abrams
Robert H. Bothner
Blair A. Contratto
Andrew A. Talley

Summary Compensation Table

The following table shows certain information regarding total compensation for 2006 for the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company (the “Named Executive Officers”).

Summary Compensation Table for 2006

				Option	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)

Curtis S. Reis	2006	$248,400	$232,400	$19,100	$12,200	$512,100
Chief Executive Officer
Daniel T. Jackson	2006	206,700	167,900	19,800	26,100	420,500
President and Chief Operating Officer
Daniel L. Erickson	2006	165,000	69,000	20,900	13,900	268,800
Executive Vice President and Chief Financial Officer
Lyn S. Caron	2006	141,300	62,900	6,100	10,500	220,800
Executive Vice President
David C. Holmes	2006	161,700	107,100	20,000	19,800	308,600
Executive Vice President

(1)	Includes, in addition to annual bonuses, commissions for the generation of eligible new business and employee referral fees.

(2)	The amounts shown are the amounts of compensation expense recognized by us in 2006 relating to the vesting of stock options in 2006, as described in Financial Accounting Standards No. 123R. For a discussion of valuation assumption used in the calculation of these amounts for the fiscal year ended December 31, 2006, see Note 8. Stock Options to the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on April 2, 2007.

(3)	Includes amounts contributed by the Company under the Alliance Bank Employees’ Savings Plan and, for Messrs. Jackson and Holmes, automobile allowances.

The bonuses were determined under our annual cash bonus program. The bonus pool was established in an amount equal to our return on average equity for 2006 multiplied by our net income for 2006, adjusted upward or downward by a percentage ranging from 0% to 150% based on the actual achievement of five specific corporate goals (earnings growth, asset growth, credit quality, regulatory rating and diluted earnings per share growth). The bonuses for Mr. Reis and Mr. Jackson had been fixed early in 2006 at 18% and 13%, respectively, of the bonus pool. The remainder of the bonus pool was distributed to the other executive officers and eligible employees, with each person’s bonus based principally on the level of achievement of the corporate, department and individual performance goals at the discretion of the Committee. The bonuses for Messrs. Erickson and Holmes and Ms. Caron were at 45%, 45% and 30% of their respective base salaries. Mr. Holmes and Ms. Caron also received $43,400 and $28,800, respectively, under our sales incentive program (which amounts are included in Bonus in the table).

Plan-Based Awards

The following table sets forth certain information with respect to options granted during 2006 to the Named Executive Officers:

Option Grants in 2006

			All Other
			Option Awards:
		Date of	Number of	Exercise or
		Approval of	Securities	Base Price of	Grant Date
		Grants by	Underlying	Option Awards	Fair Value of
Name	Grant Date	the Board	Options (#)(1)	($/Shares)	Option Awards ($)

Curtis S. Reis	5/31/06	5/26/06	7,500	$17.77	$41,200
Daniel T. Jackson	5/31/06	5/26/06	5,500	16.15	45,500
Daniel L. Erickson	5/31/06	5/26/06	3,500	16.15	28,900
Lyn S. Caron	5/31/06	5/26/06	2,000	16.15	16,500
David C. Holmes	5/31/06	5/26/06	1,500	16.15	12,400

(1)	Each of these options vests at the rate of 20% per year.

The following table provides information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2006.

Outstanding Options at December 31, 2006

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options (#)	Options (#)	Option	Option
Name	Exercisable	Unexercisable(1)	Exercise Price ($)	Expiration Date

Curtis S. Reis	—	10,000	$6.71	7/10/2008
	—	9,000	9.90	11/19/2009
	—	7,500	17.77	5/31/2011
Daniel T. Jackson	2,000	—	2.00	6/30/2010
	5,000	—	2.75	7/1/2011
	4,000	6,000	9.00	11/19/2014
	1,000	4,000	15.75	10/28/2015
	—	5,500	16.15	5/31/2016
Daniel L. Erickson	6,000	4,000	6.10	7/10/2013
	2,000	3,000	9.00	11/19/2014
	1,000	4,000	15.75	10/28/2015
	—	3,500	16.15	5/31/2016
Lyn S. Caron	20,000	—	1.50	10/1/2008
	1,000	4,000	11.00	5/18/2015
	—	2,000	16.15	5/31/2016
David C. Holmes	5,000	—	1.50	12/1/2008
	2,000	3,000	9.00	5/21/2014
	1,000	4,000	11.00	5/18/2015
	1,000	4,000	15.75	10/28/2015
	—	1,500	16.15	5/31/2016

(1)	These options vest in equal annual installments over a five-year period on each anniversary of the grant date, subject to continued service with us, and have a ten-year term, except for options granted to Curtis S. Reis, which have five-year terms. The following table shows the vesting schedules relating to the options awards that are represented in the above table by their expiration dates:

Option Award Vesting Schedules

Expiration Date	Grant Date	Vesting Schedules

7/10/2008	7/10/2003	Options vest in five equal annual installments on July 10 of 2004, 2005, 2006, 2007 and 2008, subject to continued service with us.
11/19/2009	11/19/2004	Options vest in five equal annual installments on November 19 of 2005, 2006, 2007, 2008 and 2009, subject to continued service with us.
5/31/2011	5/31/2006	Options vest in five equal annual installments on May 31 of 2007, 2008, 2009, 2010 and 2011, subject to continued service with us.
7/10/2013	7/10/2003	Options vest in five equal annual installments on July 10 of 2004, 2005, 2006, 2007 and 2008, subject to continued service with us.
5/21/2014	5/21/2004	Options vest in five equal annual installments on May 21 of 2005, 2006, 2007, 2008 and 2009, subject to continued service with us.
11/19/2014	11/19/2004	Options vest in five equal annual installments on November 19 of 2005, 2006, 2007, 2008 and 2009, subject to continued service with us.
5/18/2015	5/18/2005	Options vest in five equal annual installments on May 18 of 2006, 2007, 2008, 2009 and 2010, subject to continued service with us.
10/28/2015	10/28/2005	Options vest in five equal annual installments on October 28 of 2006, 2007, 2008, 2009 and 2010, subject to continued service with us.
5/31/2016	5/31/2006	Options vest in five equal annual installments on May 31 of 2007, 2008, 2009, 2010 and 2011, subject to continued service with us.

The following table sets forth certain information regarding each exercise of stock options during 2006 by the Named Executive Officers.

Option Exercises in 2006

	Option Awards
	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)

Curtis S. Reis	8,000	$60,100
Lyn S. Caron	30,000	435,000

Change of Control and Termination Payments

We have no agreements or arrangements with executive officers that provide for payments upon a change of control or termination of employment.

TRANSACTIONS WITH RELATED PERSONS

From time to time we have made loans to directors and executive officers. All of these loans, which were either made or were outstanding in 2006, were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectability or present other unfavorable features. Under our loan policy, any loan to a director or executive officer must be approved in advance by our Board of Directors within the interested director refraining from voting or participation in the discussion regarding the loan.

CODE OF ETHICS

We have a code of ethics that applies to our officers and employees. We will provide without charge a copy of the code of ethics to any person who so requests by a letter addressed to the Corporate Secretary, Alliance Bancshares California, 100 Corporate Pointe, Culver City, California 90230.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Alliance Bancshares California specifically incorporates this Report by reference therein.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. In this connection, the Audit Committee assists the Board of Directors in oversight of the Alliance Bancshares’ accounting and financial reporting, internal controls and the audit of the financial statements. The Audit Committee advises the Board of Directors in the selection, evaluation and replacement of independent auditors to the Board of Directors, approves all non-audit services and fees for audit and non-audit services charged by the independent auditors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) filed with the Securities and Exchange Commission, as well as the unaudited financial statements filed with our quarterly reports on Form 10-Q during 2006. The Audit Committee also met and discussed with the independent auditors the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from the Alliance Bancshares and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 which were provided to the Audit Committee.

The Audit Committee also met and discussed with the independent auditors issues related to the overall scope and objectives of the audit, internal controls, the specific results of the audit investigation, critical accounting policies and the subjective judgments utilized in the preparation of the financial statements. Management attended some or all of each of these meetings.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2006 Form 10-K filed with the Securities and Exchange Commission.

Management is responsible for Alliance Bancshares’ financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Alliance Bancshares’ independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. It is neither the duty nor responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of Alliance Bancshares and they may not be, and they do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on Alliance Bancshares’ financial statements. The oversight by the Audit Committee does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consultations and discussions with management and the independent auditors do not assure that Alliance Bancshares’ financial statements are presented in accordance with generally accepted accounting principles, that the audit of Alliance Bancshares financial statements has been carried out in accordance with generally accepted auditing standards or that Alliance Bancshares’ independent accountants are in fact “independent.”

Respectfully submitted by the Audit Committee.

D. Gregory Scott, Chairman
Robert H. Bothner
Andrew A. Talley

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders who want to communicate with the Board of Directors or any individual Director should write to: Corporate Secretary, Alliance Bancshares California, Culver City, California 90230. The letter should indicate that you are a shareholder of Alliance Bancshares California, and set forth the number of shares you hold and how the shares are held if they are not registered in your name. Depending upon the subject matter, the Corporate Secretary will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Delegate the inquiry to management where it is a request for information about us or a stock-related matter; or

•	Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic, or is repetitive or redundant.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

If you wish to submit a proposal to be included in our proxy statement for the 2008 Annual Meeting of Shareholders, we must receive it on or before January 1, 2008. Please address your proposal to: Corporate Secretary, Alliance Bancshares California, 100 Corporate Pointe, Culver City, California 90230.

OTHER MATTERS

Management does not know of any matters to be presented to the Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Alliance Bancshares California will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, to any shareholder who so requests by writing to Corporate Secretary, Alliance Bancshares California, 100 Corporate Pointe, Culver City, California 90230.

By Order of the Board of Directors

Michael L. Abrams
Corporate Secretary
Dated: April 27, 2007

PROXY
ALLIANCE BANCSHARES CALIFORNIA
ANNUAL MEETING OF SHAREHOLDERS
May 25, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ALLIANCE BANCSHARES CALIFORNIA
The undersigned hereby appoints Lyn S. Caron and Michael L. Abrams, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each to attend the 2007 Annual Meeting of Shareholders of Alliance Bancshares California to be held on Friday, May 25, 2007 at the Four Points Sheraton Hotel, 5990 Green Valley Circle, Culver City, California beginning at 10:00 a.m. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated April 27, 2007.
PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE

▼ DETACH PROXY CARD HERE ▼

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES AND “FOR” RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

1.	Election of the following nominees as directors:	☐	FOR all nominees listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	EXCEPTIONS

Director Nominees:	Michael L. Abrams, Robert H. Bothner, Lyn S. Caron, Blair A. Contratto, Willie D. Davis, Daniel T. Jackson, Curtis S. Reis, D. Gregory Scott, Andrew A. Talley, Robert H. Thompson
(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space below.)

EXCEPTIONS:

2.	Ratification of the selection of McGladrey & Pullen, LLP as independent auditors:

☐	FOR	☐	AGAINST	☐	ABSTAIN

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

3.	Upon such other matters as may properly come before the Meeting or any adjournments thereof.
This proxy will be voted FOR the nominees and FOR ratification of the selection of independent auditors unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the Meeting.
I (WE) WILL ☐ WILL NOT ☐ ATTEND THE MEETING IN PERSON.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT, 2006 SUMMARY ANNUAL REPORT AND FORM 10-K OF ALLIANCE BANCSHARES CALIFORNIA.

Dated:	, 2007

Signature

Signature

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)